Exhibit 99.1

Gencor Announces Receipt of NYSE Regulation Notice Regarding Late Filing of the Quarterly Report on Form 10-Q for the period Ended March 31, 2026

Gencor Industries Inc.

ORLANDO, Fla., June 1, 2026 (GLOBE NEWSWIRE) — Gencor Industries, Inc. (the “Company”) (NYSE American: GENC) announced that on May 19, 2026 it received a filing delinquency notification (the “Delinquency Notification”) from the NYSE Regulation (the “NYSE”) indicating that, as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) by the filing due date of May 18, 2026, the Company is not in compliance with NYSE American LLC’s (“NYSE American”) continued listing standards and is now subject to the procedures and requirements set forth in Section 1007 of the NYSE American Company Guide. The receipt of the Delinquency Notification has no immediate effect on the listing or trading of the Company’s common stock on NYSE American.

The NYSE informed the Company that, under NYSE rules, the Company has six months from the Form 10-Q filing due date of May 18, 2026, to regain compliance with the NYSE listing standards by filing the Form 10-Q with the SEC. The NYSE further noted that, if the Company fails to file the Form 10-Q within the six-month period, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the Company’s specific circumstances. The Delinquency Notification also notes that the NYSE may nevertheless commence suspension and delisting proceedings at any time if it deems that the circumstances warrant.

The Company currently expects to file the Form 10-Q within the six-month period granted by the Delinquency Notification; however, there can be no assurance that the Form 10-Q will be filed within such period.

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials and equipment and environmental control machinery and equipment used in a variety of applications.

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the Company’s beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. Actual results may differ materially depending on a variety of important factors, including the financial condition of the Company’s customers, changes in the economic and competitive environments and demand for the Company’s products. In addition, the impact of the invasion by Russia into Ukraine and the conflict between Israel and Hamas, including hostilities involving Iran, as well as actions taken by other countries, including the U.S., in response to such conflicts, could result in a disruption in our supply chain and higher costs of our products. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

For information concerning these factors and related matters, see the following sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2025: (a) Part I, Item 1A, “Risk Factors” and (b) Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. However, other factors besides those referenced could adversely affect the Company’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by the Company herein speak as of the date of this press release. The Company does not undertake to update any forward-looking statements, except as required by law.

Unless the context otherwise indicates, all references in this press release to the “Company,” “Gencor,” “we,” “us,” or “our,” or similar words are to Gencor Industries, Inc. and its subsidiaries.

Contact: Marc Elliott, President

407-290-6000